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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): February 25, 2002
                                                         -----------------

                       NATIONWIDE HEALTH PROPERTIES, INC.
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             (Exact Name of Registrant as Specified in Its Charter)


            Maryland                     1-9028                 95-3997619
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          (State or Other               (Commission             (IRS Employer
            Jurisdiction of              File Number)           Identification
            Incorporation)                                           No.)


   610 Newport Center Drive, Suite 1150, Newport Beach, California 92660-6429
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                    (Address of Principal Executive Offices)

       Registrant's telephone number, including area code: (949) 718-4400
                                                           --------------

                                 Not Applicable
              -----------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5.  OTHER EVENTS
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         On February 25, 2002, the Registrant entered into an agreement to issue and sell 1,000,000 shares of common stock, par value $0.10 per share, in a direct placement, which is expected to result in net proceeds of approximately $18,501,525. The Registrant will use the proceeds from the offering to make investments in healthcare properties. Pending such use, the Registrant will use the proceeds to reduce the Registrant's revolving line of credit.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
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          1.1   Placement Agency Agreement, dated February 25, 2002, between
Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated and the Registrant.

         99.1 Purchase Agreement, dated February 25, 2002, between Cohen & Steers Quality Income Realty Fund, Inc. and the Registrant.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.





                                     NATIONWIDE HEALTH PROPERTIES, INC.



Date: February 26, 2002              By: /s/ Mark L. Desmond
                                        --------------------------------
                                        Name:  Mark L. Desmond
                                        Title: Senior Vice President and
                                               Chief Financial Officer